Old Point Releases Second Quarter 2016 Results

•	Net interest margin improves to 3.67%
•	Net loans increase $29.5 million
•	Nonperforming assets improve significantly

July 29, 2016 Hampton, VA Old Point Financial Corporation (NASDAQ "OPOF") reported net income of $1.6 million, or $0.32 per diluted share, for the six months ended June 30, 2016, compared to net income of $2.5 million, or $0.50 per diluted share, for the six months ended June 30, 2015. Higher net interest and noninterest income during this period were offset by higher noninterest expense and a higher provision for loan losses.

Interest and dividend income decreased $254 thousand for the first six months of 2016 as compared to the first six months of 2015, primarily as a result of sales of securities in the first quarter of 2016. These securities were sold to reduce the portfolio's susceptibility to interest rate risk in future periods, as well as to provide liquidity for loan growth. As loans typically bear higher yields than securities, management expects this restructuring of the balance sheet to provide higher interest income in future quarters.

The sale of these securities also resulted in a gain of $509 thousand in the first quarter of 2016, which offset a $391 thousand fee Old Point paid on the early payoff of an advance from the Federal Home Loan Bank (FHLB). The payoff of this advance, which would have matured in June, reduced interest expense by $456 thousand when comparing the first half of 2015 and 2016. This reduction in interest expense increased net interest income before the provision by $256 thousand for the six months ended June 30, 2016 when compared to the six months ended June 30, 2015 and was the primary reason Old Point's net interest margin increased from 3.55% to 3.67% for the same periods.

While net interest income before the provision was higher in the first half of 2016 than in the first half of 2015, net interest income after the provision for loan losses was $844 thousand lower between the two periods due to a $1.3 million provision for loan losses in the first six months of 2016, which was $1.1 million higher than the provision in the first six months of 2015. Approximately $400 thousand of this increase was due to growth in loans, which required Old Point to set aside additional funds to maintain an adequate allowance.

The remainder of the increase was due to a charge-off on a single borrowing relationship whose condition deteriorated rapidly. Old Point identified the potential impairment on this relationship in the second quarter of 2016 and charged off uncollectible balances of $836 thousand based on management's analysis of the loans' collateral. Primarily as a result of this charge-off, annualized net loans charged off as a percent of total loans were 0.40% on for the six months ended June 30, 2016, compared to a net recovery for the six months ended June 30, 2015. Although this charge-off reduced earnings for the second quarter of 2016 as compared to the second quarter of 2015, nonperforming assets improved during the second quarter of 2016, with nonaccrual loans decreasing $2.5 million and other real estate owned decreasing $356 thousand when comparing June 30, 2016 to March 31, 2016.

Old Point National Bank's President and CEO, Rob Shuford, Jr., reiterated, "Old Point has diligently moved in a new direction. We are evaluating the types of credits we're targeting and reviewing our credit, underwriting, and monitoring processes. We're confident we've made significant improvements in this area and are optimistic about our strategy for the future."

Noninterest income and noninterest expense both increased when comparing the first six months of 2016 to the first six months of 2015. When comparing these two periods, noninterest income increased $315 thousand, primarily as a result of net gains on sales of available-for-sale securities during the first six months of 2016. For the same periods, noninterest expense increased $795 thousand from the same period in 2015, with the single largest component being the $391 thousand fee assessed on the prepayment of the FHLB advance discussed previously.

Noninterest expense for the six months ended June 30, 2016 was also impacted by increases in legal and audit expenses, occupancy and equipment, data processing, and other outside service fees. Expenses incurred in the preparation of the Company's proxy statement for its 2016 annual stockholders' meeting increased legal and audit expenses. The 2016 proxy statement contained numerous proposals, including changes to the Company's articles of incorporation, the addition of an employee stock purchase plan, and the addition of a new stock incentive plan, all of which required extensive review by outside legal counsel. Occupancy and equipment increased due to additional depreciation and service contract expenses related to the Company's new, more sophisticated disaster recovery system that was implemented in the third quarter of 2015. The new disaster recovery system was also partially responsible for the increase in data processing expense. Other outside service fees increased due to servicing expenses on the Company's student loan portfolio and the outsourcing of certain loan review functions. In contrast to these increases when comparing the first half of 2016 to the first half of 2015, ATM and check losses were down $109 thousand while salaries and employee benefits remained essentially flat between the two periods.

On the balance sheet, assets as of June 30, 2016 were $897.7 million, an increase of $886 thousand from December 31, 2015. Although assets remained almost flat in the first six months of 2016, there was a significant shift in the composition of the balance sheet during this period.  Management continues to implement its balance sheet strategy by growing the loan portfolio through the reinvestment of funds previously held in securities, as well as available liquidity from cash and due from banks. On a combined basis, securities available-for-sale and cash and cash equivalents decreased $52.8 million, while net loans grew $29.5 million from December 31, 2015 to June 30, 2016.

The decline in securities outpaced the growth in loans due to the sale of certain securities in the second quarter, which had traded but not yet settled as of June 30, 2016 and were held in other assets. These securities were sold in part to fund loan growth, but also to limit the securities portfolio's susceptibility to interest rate risk. With the sharp declines in market interest rates in June 2016, Old Point was able to sell for a gain certain under-performing securities. A portion of this sale settled in June of 2016, which resulted in a $6 thousand gain for the second quarter, but $24.5 million did not settle until July of 2016.

On the liabilities side of the balance sheet, declines in deposits were offset by advances from the FHLB. As discussed above, management made a strategic decision in the first quarter of 2016 to prepay a $25.0 million advance, which would have matured in June of 2016. In second quarter 2016, Old Point took out additional borrowings from the FHLB at significantly lower rates than that carried by the advance that was prepaid. These new advances were for shorter terms, allowing Old Point to obtain additional liquidity when necessary without maintaining excess liquidity on the balance sheet.

For information about our commitment to the community, pick up a copy of Old Point's Community Engagement Report in any of our branches or request a PDF via email (lwright@oldpoint.com). For information about upcoming initiatives, please visit our website (www.oldpoint.com), our Facebook page (www.facebook.com/oldpoint), or join us on Twitter (www.twitter.com/opnb).

Other items of note:
Non-Performing Assets (NPAs) decreased from $10.7 million as of December 31, 2015 to $9.0 million as of June 30, 2016. NPAs do not include restructured loans that are performing in accordance with their modified terms. Loans past due 90 days or more but still accruing interest, a component of NPAs, totaled $3.2 million as of June 30, 2016, of which $2.6 million were student loans with principal and interest amounts that are 97-98% guaranteed by the U.S. Government. Old Point expects to experience minimal losses on these government-guaranteed loans. Loans past due 90 days or more but still accruing interest totaled $3.4 million as of December 31, 2015, of which $3.1 million were student loans with principal and interest amounts that are 97-98% guaranteed by the U.S. government.
Allowance for Loan and Lease Losses (ALLL) was 1.33% of total loans as of June 30, 2016, compared to 1.36% at December 31, 2015.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates,"  "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release include, without limitation, statements regarding future financial performance, strategic business initiatives, management's efforts to reposition the balance sheet, levels and sources of liquidity, use of proceeds from the sale of securities, future levels of charge-offs or net recoveries, and the performance of Old Point's purchased student loan portfolio.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Erin Black, Vice President/Marketing Director, Old Point National Bank at 757- 251-2792.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	June 30,	December 31,
(dollars in thousands, except per share data)	2016	2015
	(unaudited)
Assets

Cash and due from banks	$28,974	$33,514
Interest-bearing due from banks	1,722	1,064
Federal funds sold	1,520	2,412
Cash and cash equivalents	32,216	36,990
Securities available-for-sale, at fair value	166,216	214,192
Restricted securities	2,882	2,016
Loans, net of allowance for loan losses of $7,934 and $7,738	590,227	560,737
Premises and equipment, net	40,285	41,282
Bank-owned life insurance	24,843	24,411
Other real estate owned, net of valuation allowance of $2,046 and $2,549	1,887	2,741
Other assets	39,117	14,418
Total assets	$897,673	$896,787

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$206,815	$215,090
Savings deposits	311,932	321,370
Time deposits	208,254	210,011
Total deposits	727,001	746,471
Overnight repurchase agreements	23,865	25,950
Federal Home Loan Bank advances	45,000	25,000
Accrued expenses and other liabilities	5,874	6,190
Total liabilities	801,740	803,611

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized;
4,959,009 shares issued and outstanding	24,795	24,795
Additional paid-in capital	16,392	16,392
Retained earnings	55,732	55,151
Accumulated other comprehensive loss, net	(986)	(3,162)
Total stockholders' equity	95,933	93,176
Total liabilities and stockholders' equity	$897,673	$896,787

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income
(dollars in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)
Interest and Dividend Income:
Interest and fees on loans	$6,560	$6,485	$12,973	$12,840
Interest on due from banks	1	3	5	10
Interest on federal funds sold	1	1	2	1
Interest on securities:
Taxable	471	615	1,019	1,301
Tax-exempt	376	415	760	838
Dividends and interest on all other securities	26	31	41	64
Total interest and dividend income	7,435	7,550	14,800	15,054

Interest Expense:
Interest on savings deposits	54	57	109	109
Interest on time deposits	517	544	1,034	1,072
Interest on federal funds purchased, securities sold under
agreements to repurchase and other borrowings	8	8	14	16
Interest on Federal Home Loan Bank advances	3	309	144	614
Total interest expense	582	918	1,301	1,811
Net interest income	6,853	6,632	13,499	13,243
Provision for loan losses	1,250	25	1,400	300
Net interest income after provision for loan losses	5,603	6,607	12,099	12,943

Noninterest Income:
Income from fiduciary activities	877	914	1,778	1,894
Service charges on deposit accounts	1,021	994	1,996	1,976
Other service charges, commissions and fees	1,033	1,058	2,051	2,063
Income from bank-owned life insurance	217	222	432	443
Income from Old Point Mortgage	80	125	89	158
Gain on sale of available-for-sale securities, net	6	0	515	0
Other operating income	52	46	90	102
Total noninterest income	3,286	3,359	6,951	6,636

Noninterest Expense:
Salaries and employee benefits	4,890	5,057	10,044	10,106
Occupancy and equipment	1,390	1,304	2,748	2,631
Data processing	435	407	857	765
FDIC insurance	156	153	321	300
Customer development	154	161	304	315
Legal and audit expenses	295	160	497	274
Other outside service fees	178	195	361	309
Employee professional development	179	162	327	293
Capital stock tax	127	111	262	225
ATM and check losses	83	142	170	279
Prepayment fee on Federal Home Loan Bank advance	0	0	391	0
Loss on write-down/sale of other real estate owned	9	3	108	72
Other operating expenses	589	639	1,186	1,212
Total noninterest expense	8,485	8,494	17,576	16,781
Income before income taxes	404	1,472	1,474	2,798
Income tax expense (benefit)	(148)	193	(99)	314
Net income	$552	$1,279	$1,573	$2,484

Basic Earnings per Share:
Average shares outstanding	4,959,009	4,959,009	4,959,009	4,959,009
Net income per share of common stock	$0.11	$0.26	$0.32	$0.50

Diluted Earnings per Share:
Average shares outstanding	4,959,009	4,959,009	4,959,009	4,959,009
Net income per share of common stock	$0.11	$0.26	$0.32	$0.50

Cash Dividends Declared per Share:	$0.10	$0.08	$0.20	$0.16

Old Point Financial Corporation and Subsidiaries
Selected Ratios	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
Net Interest Margin Year-to-Date	3.67%	3.62%	3.56%	3.55%
NPAs/Total Assets	1.00%	1.38%	1.19%	1.30%
Annualized Net Charge Offs/Total Loans	0.40%	0.06%	0.06%	-0.01%
Allowance for Loan Losses/Total Loans	1.33%	1.36%	1.36%	1.29%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual Loans	$3,910	$6,457	$4,582	$3,576
Loans > 90 days past due, but still accruing interest	3,222	3,092	3,356	3,116
Non-Performing Restructured Loans	0	0	0	0
Other real estate owned	1,887	2,243	2,741	4,961
Total Non-Performing Assets	$9,019	$11,792	$10,679	$11,653

Other Selected Numbers (in thousands)
Loans Charged Off Year-to-Date, net of recoveries	$1,204	$86	$362	$(22)
Year-to-Date Average Loans	$575,812	$570,344	$563,534	$555,032
Year-to-Date Average Assets	$861,243	$863,515	$884,386	$883,227
Year-to-Date Average Earning Assets	$759,537	$759,463	$775,987	$775,276
Year-to-Date Average Deposits	$726,831	$725,517	$730,046	$725,318
Year-to-Date Average Equity	$94,682	$94,470	$90,433	$89,755